Exhibit 99.1

MFA FINANCIAL, INC. 350 Park Avenue New York, New York 10022

PRESS RELEASE		FOR IMMEDIATE RELEASE

August 4, 2015		NEW YORK METRO

INVESTOR CONTACT:	InvestorRelations@mfafinancial.com	NYSE: MFA
212-207-6433
www.mfafinancial.com

MEDIA CONTACT:	Abernathy MacGregor
Tom Johnson, Andrew Johnson
212-371-5999

MFA Financial, Inc.

Announces Second Quarter 2015 Financial Results

NEW YORK - MFA Financial, Inc. (NYSE:MFA) today announced financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 and other highlights:

•                  Generated second quarter net income available to common shareholders of $74.3 million, or $0.20 per common share (based on 370.2 million weighted average common shares outstanding).  As of June 30, 2015, book value per common share was $7.96.

•                  On July 31, 2015, MFA paid its second quarter 2015 dividend of $0.20 per share of common stock to shareholders of record as of June 29, 2015.

•                  Subsequent to June 30, 2015, MFA’s wholly-owned subsidiary, MFA Insurance, Inc. became a member of the Federal Home Loan Bank (“FHLB”) of Des Moines.  We are excited to add this partner as a counterparty and look forward to working together with FHLB Des Moines to further its core mission of supporting housing finance.

In the second quarter, both net income and dividend per common share were $0.20.  Net income of $74.3 million includes $7.6 million of gains realized on sales of MBS.

William Gorin, MFA’s CEO, said, “In the second quarter, we continued to identify and acquire credit sensitive residential mortgage assets that generate earnings without increasing MFA’s overall interest rate exposure.  We grew our holdings of securities backed by re-performing and non-performing loans to $2.592 billion while moving forward with the acquisition of re-performing and non-performing whole loans, bringing our holdings of credit sensitive residential whole loans to $429.3 million.  In addition, we sold $16.3 million of Non-Agency MBS issued prior to 2008 (“Legacy Non-Agency MBS”), realizing a gain of $7.6 million.  This is the twelfth consecutive quarter we have realized gains through selected sales of Legacy Non-Agency MBS based on our projections of future cash flows relative to market pricing.  We did not acquire any Agency MBS in this quarter.

“MFA remains positioned for a period when Federal Reserve monetary policy may become more variable based on measures of the labor markets, indicators of inflation, international developments and other incoming data.  Through asset selection and hedging strategy, the estimated effective duration, a gauge of MFA’s interest rate sensitivity, remains below 1.0 and measured 0.61 at quarter-end. Leverage, which reflects the ratio of our financing obligations to equity, was 3.3:1 at quarter-end.”

Craig Knutson, MFA’s President and COO, added, “MFA’s portfolio asset selection process continues to emphasize residential mortgage credit exposure while seeking to minimize sensitivity to interest rates.  Our Legacy Non-Agency portfolio has benefited from improved housing fundamentals as LTVs decrease and delinquencies decline, thus lowering our expectations of future defaults and reducing expected future losses.  Our RPL/NPL MBS portfolio has credit protection through deal structure and subordination, while the short term nature of the cash flows minimizes its sensitivity to interest rate changes.  And our credit sensitive residential whole loans offer additional exposure to residential mortgage credit while offering us the opportunity to improve outcomes through sensible and effective servicing decisions.”

MFA’s Legacy Non-Agency MBS had a face amount of $4.809 billion with an amortized cost of $3.602 billion and a net purchase discount of $1.207 billion at June 30, 2015.  This discount consists of a $847.0 million credit reserve and other-than-temporary impairments and a $359.6 million net accretable discount.  We believe this credit reserve appropriately factors in remaining uncertainties regarding underlying mortgage performance and the potential impact on future cash flows.  Our Legacy Non-Agency MBS loss adjusted yield of 7.59% for the second quarter is based on projected defaults equal to 23% of underlying loan balances.  On average, these loans are approximately nine years seasoned and approximately 14% are currently 60 or more days delinquent.

The Agency MBS portfolio had an average amortized cost basis of 103.8% of par as of June 30, 2015, and generated a 1.89% yield in the second quarter.  The Legacy Non-Agency MBS portfolio had an average amortized cost of 74.9% of par as of June 30, 2015, and generated a loss-adjusted yield of 7.59% in the second quarter.  At the end of the second quarter, MFA held approximately $2.592 billion of the senior most tranches of RPL/NPL MBS.  These securities had an amortized cost of 99.9% of par and generated a 3.66% yield for the quarter.

In addition, at June 30, 2015, our investments in credit sensitive residential whole loans totaled $429.3 million.  Of this amount, $245.4 million is recorded at carrying value, or 84.0% of the unpaid principal balance and generated a loss-adjusted yield of 6.88% (6.20% net of servicing costs) during the quarter and $183.9 million is recorded at fair value in our consolidated balance sheet.  On this portion of the portfolio we recorded gains for the quarter of approximately $3.2 million, primarily reflecting coupon interest payments received and changes in the fair value of the underlying loans during the quarter.

For the three months ended June 30, 2015, MFA’s costs for compensation and benefits and other general and administrative expenses were $11.2 million or an annualized 1.43% of stockholders’ equity as of June 30, 2015.

The following table presents the weighted average prepayment speed on MFA’s MBS portfolio.

Table 1

	Second Quarter 2015 Average CPR	First Quarter 2015 Average CPR
Agency MBS	14.8%	10.9%
Legacy Non-Agency MBS	14.8%	11.1%
RPL/NPL MBS (1)	28.6%	19.6%

(1)   All principal payments are considered to be prepayments for CPR purposes. Excludes RPL/NPL MBS that have not had a principal payment.

As of June 30, 2015, under its swap agreements, MFA had a weighted average fixed-pay rate of interest of 1.82% and a floating receive rate of 0.19% on notional balances totaling $3.050 billion, with an average maturity of 51 months.

The following table presents MFA’s asset allocation as of June 30, 2015 and the second quarter 2015 yield on average interest earning assets, average cost of funds and net interest rate spread for the various asset types.

Table 2

ASSET ALLOCATION

At June 30, 2015	Agency MBS	Legacy Non-Agency MBS	RPL/NPL MBS	Residential Whole Loans, at Carrying Value	Residential Whole Loans, at Fair Value	Other, net (1)	Total
($ in Thousands)
Fair Value/ Carrying Value	$5,331,211	$4,290,462	$2,591,691	$245,402	$183,861	$411,437	$13,054,064
Less Payable for Unsettled Purchases	—	—	—	—	(46,468)	—	(46,468)
Less Repurchase Agreements	(4,672,707)	(2,692,811)	(2,044,697)	(46,449)	(85,451)	(92,921)	(9,635,036)
Less Securitized Debt	—	(62,320)	—	—	—	—	(62,320)
Less Senior Notes	—	—	—	—	—	(100,000)	(100,000)
Equity Allocated	$658,504	$1,535,331	$546,994	$198,953	$51,942	$218,516	$3,210,240
Less Swaps at Market Value	—	—	—	—	—	(64,571)	(64,571)
Net Equity Allocated	$658,504	$1,535,331	$546,994	$198,953	$51,942	$153,945	$3,145,669
Debt/Net Equity Ratio (2)	7.10	x	1.79	x	3.74	x	0.23	x	2.54	x	—	3.27	x

For the Quarter Ended June 30, 2015
Yield on Average Interest Earning Assets (3)	1.89%	7.59%	3.66%	6.88%	N/A	—%	4.07%
Less Average Cost of Funds (4)	(1.06)	(2.77)	(1.60)	(2.26)	(2.26)	—	(1.74)
Net Interest Rate Spread	0.83%	4.82%	2.06%	4.62%	N/A	—%	2.33%

(1)          Includes cash and cash equivalents and restricted cash of $286.5 million, securities obtained and pledged as collateral, $128.9 million of CRT securities, interest receivable, goodwill, prepaid and other assets, obligation to return securities obtained as collateral, interest payable, dividends payable and accrued expenses and other liabilities.

(2)          Represents the sum of borrowings under repurchase agreements, payable for unsettled MBS purchases and securitized debt as a multiple of net equity allocated.  The numerator of our Total Debt/Net Equity ratio also includes the obligation to return securities obtained as collateral of $498.3 million, Senior Notes and repurchase agreements financing CRT security purchases.

(3)          Yields reported on our interest earning assets are calculated based on the interest income recorded and the average amortized cost for the quarter of the respective asset.  At June 30, 2015 the amortized cost of our interest earning assets were as follows: Agency MBS  — $5,263,462; Legacy Non-Agency MBS - $3,602,210; RPL/NPL MBS - $2,590,352; and Residential Whole Loans at carrying value - $245,402. In addition, the yield for residential whole loans at carrying value was 6.20% net of 68 basis points of servicing fee expense incurred during the quarter.  For GAAP reporting purposes, such expenses are included in Loan servicing and other related operating expenses in our statement of operations.  Interest payments received on residential whole loans at fair value is reported in Other Income as Net gain on residential whole loans held at fair value in our statement of operations.  Accordingly, no yield is presented as such loans are not included in interest earning assets for reporting purposes.

(4)          Average cost of funds includes interest on repurchase agreements, the cost of swaps, Senior Notes and securitized debt. Agency cost of funds includes 70 basis points and Legacy Non-Agency cost of funds includes 68 basis points associated with Swaps to hedge interest rate sensitivity on these assets.

At June 30, 2015, MFA’s $9.620 billion of Agency and Legacy Non-Agency MBS, were backed by Hybrid, adjustable and fixed-rate mortgages.  Additional information about these MBS, including average months to reset and three-month average CPR, is presented below:

Table 3

	Agency MBS			Legacy Non-Agency MBS (1)			Total (1)
($ in Thousands) Time to Reset	Fair Value (2)	Average Months to Reset (3)	3 Month Average CPR (4)	Fair Value	Average Months to Reset (3)	3 Month Average CPR (4)	Fair Value (2)	Average Months to Reset (3)	3 Month Average CPR (4)
< 2 years (5)	$2,109,664	7	17.3%	$2,812,519	6	13.4%	$4,922,183	6	15.2%
2-5 years	983,540	40	19.7	121,220	25	10.8	1,104,760	39	18.6
> 5 years	262,155	79	9.7	—	—	—	262,155	79	9.7
ARM-MBS Total	$3,355,359	22	17.4%	$2,933,739	7	13.4%	$6,289,098	15	15.3%
15-year fixed (6)	$1,974,526		10.4%	$9,834		7.1%	$1,984,360		10.4%
30-year fixed (6)	—		—	1,341,676		18.2	1,341,676		18.2
40-year fixed (6)	—		—	5,213		14.4	5,213		14.4
Fixed-Rate Total	$1,974,526		10.4%	$1,356,723		18.1%	$3,331,249		13.8%
MBS Total	$5,329,885		14.8%	$4,290,462		14.8%	$9,620,347		14.8%

(1)          Excludes $2.592 billion of RPL/NPL MBS. Refer to Table 4 for further information.

(2)          Does not include principal payments receivable of $1.3 million.

(3)          MTR or Months to Reset is the number of months remaining before the coupon interest rate resets. At reset, the MBS coupon will adjust based upon the underlying benchmark interest rate index, margin and periodic or lifetime caps.  The MTR does not reflect scheduled amortization or prepayments.

(4)          3 month average CPR weighted by positions as of beginning of each month in the quarter.

(5)          Includes floating rate MBS that may be collateralized by fixed-rate mortgages.

(6)          Information presented based on data available at time of loan origination.

Table 4

The following table presents certain information about our RPL/NPL MBS portfolio at June 30, 2015:

($ in Thousands)	Fair Value	Net Coupon	Months to Step-Up (1)	Current Credit Support (2)	Original Credit Support	3 Month Average Bond CPR (3)

Re-Performing MBS	$602,636	3.69%	22	45%	40%	28.7%
Non-Performing MBS	1,989,055	3.58	29	50	49	28.5
Total RPL/NPL MBS	$2,591,691	3.60%	27	49%	47%	28.6%

(1)   Months to step-up is the weighted average number of months remaining before the coupon interest rate increases a cumulative 300 basis points.  We anticipate that the securities will be redeemed prior to the step-up date.

(2)   Credit Support for a particular security is expressed as a percentage of all outstanding mortgage loan collateral.  A particular security will not be subject to principal loss as long as credit enhancement is greater than zero.

(3)   All principal payments are considered to be prepayments for CPR purposes.  Excludes RPL/NPL MBS that have not had a principal payment.

Webcast

MFA Financial, Inc. plans to host a live audio webcast of its investor conference call on Tuesday, August 4, 2015, at 10:00 a.m. (Eastern Time) to discuss its second quarter 2015 financial results. The live audio webcast will be accessible to the general public over the internet at http://www.mfafinancial.com through the “Webcasts & Presentations” link on MFA’s home page.  To listen to the conference call over the internet, please go to the MFA website at least 15 minutes before the call to register and to download and install any needed audio software.  Earnings presentation materials will be posted on the MFA website prior to the conference call and an audio replay will be available on the website following the call.

When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; changes in the default rates and management’s assumptions regarding default rates on the mortgage loans securing MFA’s Non-Agency MBS; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowing; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by the Company to accrete the market discount on Non-Agency MBS and the extent of prepayments, realized losses and changes in the composition of MFA’s Agency MBS and Non-Agency MBS portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as the Board deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the Concept Release issued by the SEC relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are in engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to successfully implement its strategy to grow its residential whole loan portfolio; expected returns on our investments in non-performing residential whole loans (NPLs), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the Securities and Exchange Commission, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MFA FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and Per Share Amounts)	June 30, 2015	December 31, 2014
	(Unaudited)
Assets:
Mortgage-backed securities (“MBS”) and credit risk transfer (“CRT”) securities:
Agency MBS, at fair value ($4,968,333 and $5,519,813 pledged as collateral, respectively)	$5,331,211	$5,904,207
Non-Agency MBS, at fair value ($5,144,186 and $2,377,343 pledged as collateral, respectively)	6,222,676	3,358,426
Non-Agency MBS transferred to consolidated variable interest entities (“VIEs”), at fair value	659,477	1,397,006
CRT securities, at fair value ($116,690 and $94,610 pledged as collateral, respectively)	128,910	102,983
Securities obtained and pledged as collateral, at fair value	498,336	512,105
Residential whole loans, at carrying value ($66,279 and $67,536 pledged as collateral, respectively)	245,402	207,923
Residential whole loans, at fair value ($131,065 and $143,072 pledged as collateral, respectively)	183,861	143,472
Cash and cash equivalents	218,492	182,437
Restricted cash	68,057	67,255
Interest receivable	31,263	32,581
Derivative instruments:
MBS linked transactions, net (“Linked Transactions”), at fair value	—	398,336
Interest rate swap agreements (“Swaps”), at fair value	849	3,136
Goodwill	7,189	7,189
Prepaid and other assets	59,160	37,688
Total Assets	$13,654,883	$12,354,744

Liabilities:
Repurchase agreements	$9,635,036	$8,267,388
Securitized debt	62,320	110,574
Obligation to return securities obtained as collateral, at fair value	498,336	512,105
8% Senior Notes due 2042 (“Senior Notes”)	100,000	100,000
Accrued interest payable	13,759	13,095
Swaps, at fair value	65,420	62,198
Dividends and dividend equivalents payable	74,584	74,529
Accrued expenses and other liabilities	59,759	11,583
Total Liabilities	$10,509,214	$9,151,472

Stockholders’ Equity:
Preferred stock, $.01 par value; 7.50% Series B cumulative redeemable; 8,050 shares authorized; 8,000 shares issued and outstanding ($200,000 aggregate liquidation preference)	$80	$80
Common stock, $.01 par value; 886,950 shares authorized; 370,196 and 370,084 shares issued and outstanding, respectively	3,702	3,701
Additional paid-in capital, in excess of par	3,016,362	3,013,634
Accumulated deficit	(569,055)	(568,596)
Accumulated other comprehensive income	694,580	754,453
Total Stockholders’ Equity	$3,145,669	$3,203,272
Total Liabilities and Stockholders’ Equity	$13,654,883	$12,354,744

MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(In Thousands, Except Per Share Amounts)	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Interest Income:
Agency MBS	$25,739	$37,609	$57,412	$76,938
Non-Agency MBS	80,916	43,473	162,164	86,628
Non-Agency MBS transferred to consolidated VIEs	11,595	37,543	23,638	76,207
CRT securities	1,524	—	2,884	—
Residential whole loans held at carrying value	4,193	—	7,784	—
Cash and cash equivalent investments	29	17	56	43
Interest Income	$123,996	$118,642	$253,938	$239,816

Interest Expense:
Repurchase agreements	$40,223	$36,690	$81,405	$73,419
Securitized debt	618	1,871	1,368	4,056
Senior Notes	2,008	2,008	4,016	4,015
Interest Expense	$42,849	$40,569	$86,789	$81,490

Net Interest Income	$81,147	$78,073	$167,149	$158,326

Other-Than-Temporary Impairments:
Total other-than-temporary impairment losses	$(130)	$—	$(525)	$—
Portion of loss reclassed from other comprehensive income	(168)	—	(180)	—
Net Impairment Losses Recognized in Earnings	$(298)	$—	$(705)	$—

Other Income, net:
Unrealized net gains and net interest income from Linked Transactions	$—	$3,776	$—	$7,027
Net gain on residential whole loans held at fair value	3,163	—	5,197	—
Gain on sales of MBS	7,617	7,852	14,052	11,423
Other, net	(617)	708	(306)	292
Other Income, net	$10,163	$12,336	$18,943	$18,742

Operating and Other Expense:
Compensation and benefits	$6,531	$5,901	$13,277	$12,408
Other general and administrative expense	4,678	4,081	8,135	7,630
Excise tax and interest	—	1,175	—	1,175
Loan servicing and other related operating expenses	1,732	526	3,731	941
Operating and Other Expense	$12,941	$11,683	$25,143	$22,154

Net Income	$78,071	$78,726	$160,244	$154,914
Less Preferred Stock Dividends	3,750	3,750	7,500	7,500
Net Income Available to Common Stock and Participating Securities	$74,321	$74,976	$152,744	$147,414

Earnings per Common Share - Basic and Diluted	$0.20	$0.20	$0.41	$0.40

Dividends Declared per Share of Common Stock	$0.20	$0.20	$0.40	$0.40